AMENDMENT TO STOCK PURCHASE AGREEMENT

THIS AMENDMENT TO STOCK PURCHASE AGREEMENT (this "Amendment") is made and entered into as of February 9, 2017, by and among Cosmos Holdings Inc., a Nevada corporation (the "Buyer'), Decahedron Ltd., a United Kingdom company (the "Company"), Nikolaos Lazarou ("Lazarou"), Vasiliki Kappou ("VKappou"), Misel Kappou ("MKapou" and together with VKappou and Lazarou collectively referred to as the "Selling Shareholders" and each individually, a "Seller").

RECITALS

A. The Company, Lazarou and Buyer are parties to that certain Stock Purchase Agreement dated as of November 17, 2016 (the "Purchase Agreement") pursuant to which, Lazarou agreed to sell all of the issued and outstanding company stock.

B. On January 25, 2017 (the "Effective Date"), each of Selling Shareholders agreed to convert all of their preferred classes of capital stock into Ordinary A shares of common stock in accordance with the terms set forth below (the "Conversion Transaction").

C. The parties wish to amend the Purchase Agreement to (i) bind all of the Selling Shareholders to the terms of the Purchase Agreement; (ii) reflect the accurate capitalization of the Company in all of the Transaction Documents; and (iii) reflect the terms of the Conversion Transaction and releases from Selling Shareholders in connection with the Conversion Transaction

E. Initially capitalized terms used but not defined herein have the respective meanings given to them in the Purchase Agreement, as applicable.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments. The Purchase Agreement is hereby amended as follows:

(a) The definition of "Seller" shall be modified to include all of the Selling Shareholders.

(b) The definition of "Shares" shall be deleted and replaced as follows: "All of the issued and outstanding Ordinary A Shares of the Company held by the Selling Shareholders."

(c) Any and all references to the Common Stock shall be replaced with the "Ordinary A Shares".

(d) Section 2.02 is hereby deleted and replaced by the following:

"**Section 2.02 Purchase Price.** The purchase price for the Shares purchased by the Buyer pursuant to Section 2.01 shall be an aggregate of One Million Seven Hundred Thousand (1,700,000) of the Buyer's Shares (the "Stock

Consideration") and shall be allocated to the Selling Shareholders as set forth on Schedule 2.02."

(e) A copy of Schedule 2.02, attached hereto, is hereby incorporated in all respects to the Purchase Agreement.

(f) Each of VKappou and MKappou shall jointly and severally represent to the Buyer all of the representations and warranties in the following sections: 3.01, 3.03, 3.05, 3.08, 3.10, 3.16, 3.24 and 3.25.

(g) Each of VKappou and MKappou shall be bound by Article V.

(h) Each of Selling Shareholders shall be jointly and severally liable for the indemnification of the Seller set forth in Section 6.03 and Article VIII.

(i) Section 8.08 is hereby deleted in its entirety and replaced with the following:

"Subject to this Article VIII and Section 10.11, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud, criminal activity or willful misconduct on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in Article VI and this Article VIII. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in Article VI and this Article VIII. Nothing in this Section 8.08 shall limit any Person's right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any party's fraudulent, criminal or intentional misconduct.

2. Conversion Transaction & Release.

(a) Each of the Selling Shareholders acknowledge and agree to the conversion of the preferred classes of Capital Stock of the Company were exchanged for Ordinary A Shares in accordance with Schedule A hereto.

(b) Each of the Selling Shareholders hereby agree together with their past, present or future agents, affiliate entities, subrogees, subrogors, shareholders, directors, officers, members, managers, heirs, executors, administrators, family members, related or affiliated persons or entities, beneficiaries, successors or assigns (collectively the "Releasing Parties") hereby waive, resolve, release, acquit, hold harmless, forever discharge and covenant not to sue the Company and the

Buyer and each of their past, present or future members, managers, officers, agents, subrogees, subrogors, heirs, executors, administrators, family members, related or affiliated persons or entities, beneficiaries, successors and assigns (collectively the "Released Parties"), from any and all actions, claims, liabilities, obligations, liens, charges, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, demands, and causes of action whatsoever, at law, equity, admiralty, administrative or statutory, whether known or unknown, suspected or unsuspected, accrued or unaccrued, foreseen or unforeseen, fixed (vested) or contingent, liquidated or unliquidated, matured or unmatured, whether of class or individual in nature, direct or derivative, and whether for injunctive relief, compensatory, punitive or any other kind of damages or remedies, which the Releasing Parties ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever against the Released Parties arising from the Conversion Transaction from the beginning of time through the Effective Date.

3. Notices. All notices, communications and deliveries permitted or required or otherwise made hereunder shall be subject to the provisions of Section 10.02 of the Purchase Agreement.

4. Assignment; Successors in Interest. No assignment or transfer by any party of such party's rights and obligations hereunder shall be made except with the prior written consent of the other parties; provided that the Buyer shall, without the obligation to obtain the prior written consent of any other party, be entitled to assign this Amendment or all or any part of its rights or obligations hereunder to one or more Affiliates of the Buyer. This Amendment shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns, and any reference to a party shall also be a reference to the successors and permitted assigns thereof.

5. Controlling Law. This Amendment shall be governed by and construed and enforced in accordance with the internal Laws of the State of New York without reference to its choice of law rules. Each party irrevocably and unconditionally (a) consents to submit to the exclusive jurisdiction of the state courts sitting in the State of New York and of the United States District Court for the Southern District of New York for any action, dispute, suit or proceeding arising out of or relating to this Amendment (and each party irrevocably and unconditionally agrees not to commence any such action, dispute, suit or proceeding except in such courts), (b) waives any objection to the laying of venue of any such action, dispute, suit or proceeding in any such courts and (c) waives and agrees not to plead or claim that any such action, dispute, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each party hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or related to this Amendment. If any party shall commence any action or proceeding for any relief against any other party, declaratory or otherwise, arising out of this Amendment, the substantially prevailing party shall have its reasonable attorneys' fees and costs related to such action or proceeding and/or enforcing any judgment or order granted therein paid by the adverse party or parties in such action or proceeding, all of which shall be deemed to have accrued upon

the commencement of such action or proceeding and shall be paid whether or not such action or proceeding is prosecuted to judgment.

6. Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Law, each party hereby waives any provision of Law that renders any such provision prohibited or unenforceable in any respect.

7. Waiver; Amendment. Any agreement on the part of a party to any extension or waiver of any provision hereof shall be valid only if set forth in an instrument in writing signed on behalf of such party. A waiver by a party of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any party of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time. This Amendment may not be amended, modified or supplemented except by written agreement of the parties.

8. Captions; Interpretation. The headings in this Amendment are inserted for convenience only, and shall not constitute a part of this Amendment or be used to construe or interpret any of its provisions. The word "include", "includes" or "including" means include or including, without limitation. The words "hereunder," "hereof," "hereto," and words of similar import shall be deemed references to this Amendment as a whole and not to any particular Section or other provision hereof. Time is of the essence of this Amendment.

9. Joint Preparation. This Amendment shall be considered for all purposes as having been prepared through the joint efforts of the parties. No presumption shall apply in favor of any party in the interpretation of this Amendment or in the resolution of any ambiguity of any provision hereof based on the preparation, substitution, submission or other event of negotiation, drafting or execution hereof or thereof.

10. Counterparts. This Amendment may be executed in two or more counterparts, in original form or by electronic facsimile, each of which shall be deemed an original, and it shall not be necessary in making proof of this Amendment or the terms hereof to produce or account for more than one of such counterparts.

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IN WITNESS WHEREOF, the parties have caused this Amendment to Stock Purchase Agreement to be duly executed, as of the date first above written.

BUYER:

COSMOS HOLDINGS INC.

By: ______________________________
Grigorios Siokas
President & CEO

COMPANY:

DECAHEDRON LTD.

By: ______________________________
Nikolaos Lazarou
CEO

SELLERS:

____
Nikolaos Lazarou

____
Vasiliki Kappou

____
Misel Kappou